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EXHIBIT 10.4


                               AMENDMENT NO. 1 TO
                               OPERATING AGREEMENT


         THIS AMENDMENT NO. 1 TO OPERATING AGREEMENT ("Amendment") is executed as of November 9, 2000 by and among TA Operating Corporation, a Delaware corporation ("TA Operating"), TA Franchise Systems, Inc., a Delaware corporation ("TA Franchise") and Freightliner LLC, a Delaware limited liability company that was formerly a Delaware corporation known as Freightliner Corporation ("Freightliner").

                                   WITNESSETH:

         WHEREAS, TA Operating, TA Franchise and Freightliner are parties to that certain Freightliner Express Operating Agreement dated July 21, 1999 (the "Operating Agreement"); and

         WHEREAS, TA Operating, TA Franchise and Freightliner have agreed to amend the Operating Agreement, in accordance with Section 8.5 thereof, pursuant to the terms set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Section 6.1 of the Operating Agreement shall be deleted in its entirety and replaced as follows:

                  "6.1     TERM. This Agreement shall have an initial term of
ten years and thereafter shall be terminable upon six months' advance notice given by either party to the other. This Agreement shall also be terminable by either party in accordance with Section 6.2 or by Freightliner in accordance with Section 8.4. Except as otherwise provided in Section 6.2 or Section 8.4, any notice of termination may be given no earlier than the date six months prior to the expiration date of the initial term and the effective date of termination shall be the date six months after the date of the giving of such notice. Until an effective notice of termination is given by either party and the effective date of the termination is reached, this Agreement shall continue in full force and effect."
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         2.       Section 8.4 of the Operating Agreement shall be deleted in its entirety and replaced as follows:

                  "8.4     ASSIGNMENT; FREIGHTLINER'S RIGHT TO TERMINATE IN
CONNECTION WITH CHANGE OF CONTROL WITH OFFEROR. This Agreement and the rights and obligations hereunder may not be assigned, delegated, sold, transferred or encumbered in whole or in part by Freightliner or TA Operations without the prior written approval of the other party. The foregoing prohibition on assignment without prior written approval shall not apply, however, to any direct or indirect assignment of this Agreement (including by merger) that would occur in connection with any transaction involving any of TravelCenters, TA Operations or any successor to TravelCenters or TA Operations that would result in a Change of Control as defined in that certain Stockholders' Agreement relating to TravelCenters of America, Inc. attached as Exhibit A to that certain Freightliner Equity Rollover Agreement dated November 9, 2000 between Freightliner and TCA Acquisition Corporation, a Delaware corporation ("2000 Stockholders' Agreement"). Notwithstanding the foregoing, however, Freightliner shall have the right to elect to terminate this Agreement in the case of any proposed Change of Control transaction with an Offeror (as defined in the 2000 Stockholders' Agreement) regardless of whether the 2000 Stockholders' Agreement is then in effect; provided that if the 2000 Stockholders' Agreement is then in effect and the Change of Control therefore would trigger the right of first purchase provided for under Section 3.7 of the 2000 Stockholders' Agreement, Freightliner shall have first been given the opportunity in accordance with said
Section 3.7 to exercise its right of first purchase and there shall have been no effective exercise by Freightliner of such right of first purchase. Any election by Freightliner to terminate this Agreement in accordance with this Section 8.4 shall be made by a notice of termination delivered to TA Operations prior to the expiration of Freightliner's right of first purchase under Section 3.7 of the 2000 Stockholders' Agreement (if the 2000 Stockholders' Agreement is then in effect) or within 30 days after notice from TA Operations of the proposed Change in Control transaction (if the 2000 Stockholders' Agreement is not in effect). Any such termination shall be effective only in the event a Change of Control transaction with an Offeror is consummated, in which case the termination shall be effective as of the date of the Change of Control.

         3. Except as set forth in this Amendment, all other terms and conditions of the Operating Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Amendment as of the date first above written.

                                    FREIGHTLINER LLC


                                    By:    /s/ John Pangborn
                                           ----------------------------
                                    Name:      John Pangborn
                                           ----------------------------
                                    Title:     Sr. Vice President
                                           ----------------------------

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                                    TA OPERATING CORPORATION d/b/a
                                    TRAVELCENTERS OF AMERICA, INC.


                                    By:    /s/ Edwin P. Kuhn
                                           ----------------------------
                                    Name:      Edwin P. Kuhn
                                           ----------------------------
                                    Title:     President & CEO
                                           ----------------------------


                                    TA FRANCHISE SYSTEMS INC.


                                    By:    /s/ Edwin P. Kuhn
                                           ----------------------------
                                    Name:      Edwin P. Kuhn
                                           ----------------------------
                                    Title:     President & CEO
                                           ----------------------------



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